UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8‑K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 3, 2018

Dominion Energy, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant's Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 9, 2018, Dominion Energy, Inc. (the "Company") filed a current report on Form 8-K reporting that: (i) on October 3, 2018, Mark F. McGettrick provided notice of his intent to step down as Chief Financial Officer of the Company and its subsidiaries, effective November 1, 2018; and (ii) effective November 1, 2018, James R. Chapman will be promoted to Senior Vice President, Chief Financial Officer and Treasurer. This Form 8-K/A is being filed to disclose the material terms of Mr. Chapman's compensation as a result of his promotion.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On October 17, 2018, the Compensation, Governance and Nominating Committee (the "CGN Committee") of the Company approved the compensation for James R. Chapman relative to his November 1, 2018 promotion to Senior Vice President, Chief Financial Officer and Treasurer.  Effective November 1, 2018, Mr. Chapman's annual base salary will be $553,087 with an annual incentive plan target of 90% of base salary.  Mr. Chapman will also be eligible for an award under the Company's 2019 long-term incentive plan, the amount of which will be determined by the CGN Committee at the time awards are made in 2019. Mr. Chapman will also be eligible to participate in the benefit plans and arrangements generally available to the Company's other executive officers.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

Carter M. Reid
Carter M. Reid Executive Vice President, Chief Administrative & Compliance Officer and Corporate Secretary

Date:  October 19, 2018